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                                                                     EXHIBIT 4.3

                       StarGuide Digital Networks, Inc.
                            1996 Stock Option Plan


Section 1.  Purpose.

     The purpose of the Plan is to provide a means whereby the Company may, through the grant of Options (including Incentive Stock Options), attract and retain individuals of exceptional ability and motivate such individuals to exert their best efforts on behalf of the Company.

Section 2.  Definitions.

     Board:  The Board of Directors of the Company.

     Class B Common Stock: The Class B Common Stock, $.001 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7.

     Company: StarGuide Digital Networks, Inc., a Nevada corporation, and any successor thereto.

     Fair Market Value: The fair market value of Class B Common Stock shall be determined by the Board at the time the Option is granted, and, in the case of Incentive Stock Options, shall not be less than the fair market value (but in no event less than the par value) of the Class B Common Stock on the date on which the Option is granted. If Class B Common Stock is actively traded or quoted in an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System) the fair market value of Class B Common Stock shall not be less than the price of Class B Common Stock as of the close of the date on which the Option is granted.

     Incentive Stock Option: As defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     Key Individual: An individual approved by the Board for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company; provided that Incentive Stock Options may be granted only to Key Individuals who are employees of the Company.

     Option: An option to purchase shares of Class B Common Stock granted to a Key Individual pursuant to Section 5.

     Plan: The StarGuide Digital Networks, Inc. 1996 Stock Option Plan, as amended from time to time.

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Section 3.  Administration.

     The Plan shall be administered by the Board. The Board shall have the authority to approve Key Individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to establish guidelines for the grant of Options; and to determine the form of any grant as Incentive Stock Options, nonqualified options or any combination thereof, the number of shares subject to the grant, the time and conditions of vesting or exercise and under which vesting or exercise may be accelerated, and all other terms and conditions of the grant. Options may be amended by the Board from time to time; provided that no such amendment may adversely affect the rights of an Option holder without such holder's consent. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option. To the maximum extent permitted by applicable law, each member or former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

Section 4.  Common Stock Subject to Plan.

     Subject to Section 7, the aggregate shares of Class B Common Stock that may be issued under the Plan shall not exceed 2,000,000. The shares issued upon exercise of Options may be authorized and unissued shares or shares held by the Company in its treasury, or both. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares or payment of cash, the Class B Common Stock subject to or reserved for such Option may be used again for a new Option hereunder; provided that in no event may the number of shares of Class B Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Class B Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 10(d) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(f) shall be added to the aggregate shares of Class B Common Stock available for issuance.

Section 5.  Options.

     (a)    Agreement.  Each Option shall b evidenced by an agreement in a form
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approved by the Board.

     (b)    Price.  The exercise price per share shall be not less than the Fair
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Market Value on the grant date.

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     (c)    Limitations.  The exercise price of Incentive Stock Options
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exercisable for the first time by a Key Individual during any calendar year shall not exceed $100,000. No Incentive Stock Options may be granted after April 3, 2006.

     (d)    Duration.  Each Option shall expire at such time as the Board may
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determine at the time of grant and as specified in the Option agreement, provided that Incentive Stock Options must expire not later than ten years from the grant date.

     (e)    Exercise of Option.  No part of any Option may be exercised until
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the holder shall have satisfied the conditions (i.e., such as remaining in the
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employ of the Company for a certain period of time) as the Board may specify in the Option agreement.

     (f)    Payment.  The exercise price of an Option shall be paid in full at
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the time of exercise in cash, through the delivery, surrender or withholding of
Class B Common Stock, including shares of Class B Common Stock subject to the Option be exercised, having a Fair Market Value equal to the exercise price or by a combination of the foregoing.

Section 6.  Termination of Employment.

     (a)    Forfeiture of Options Upon Termination of Employment.  All unvested
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Options shall be forfeited upon termination of employment for any reason other than death unless the terms of the Option provide otherwise. The Board, in its sole discretion, may waive this automatic forfeiture provision at any time for any Option. The vested portion of any Option also shall terminate immediately upon the termination of the Key Individual's employment for reasons of dishonesty; conviction for, or plea of nolo contendere to, a felony or crime involving moral turpitude; commission of an act involving self-dealing, fraud or personal profit that is injurious to the Company or any affiliated company; or gross negligence in the conduct of the grantee's duties for the Company. Notwithstanding the foregoing, all unvested Options shall become fully vested upon the Option holder's death while employed.

     (b)    Treatment of Options Following Termination.
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            (i)     Termination Due to Death.  Any Options held by a Key
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     Individual who dies while employed by the Company shall be exercisable by the Key Individual's estate not later than the earlier of one year after the date of death or the expiration of the term of the Options.

            (ii)    Termination for Other Reasons.  Upon termination of
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     employment for any other reason, any Options vested prior to such termination may be exercised by a Key Individual not later than the earlier of one year after the date of termination or the expiration of the term of the Options.

Section 7.  Adjustment Provisions.

     If during the term of this Plan there shall be any change in Class B Common Stock through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on Class B Common Stock payable in Class B Common Stock, or if there shall be a stock split, combination or other change in Class B Common Stock, the shares of Class B

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Common Stock available under this Plan shall be increased or decreased proportionately to give effect to such change in Class B Common Stock and the shares of Class B Common Stock subject to then existing Options shall be proportionately adjusted so that upon the issuance of Class B Common Stock pursuant to the exercise of such Options, the person receiving such Class B Common Stock will receive the securities which would have been received if the issuance of Class B Common Stock pursuant to the Options had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change. Each such Option shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to an Option issued hereunder.

Section 8.  Compliance with Other Laws and Regulations.

     The Plan, the grant and exercise of Options, and the obligation of the Company to sell and deliver shares of Class B Common Stock under such Options, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Class B Common Stock covered by the Plan upon any national securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Class B Common Stock under the Plan, no Class B Common Stock will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. If Class B Common Stock is not required to be registered, but is exempt from registration, upon exercising all or any portion of an Option, the Company may require each holder to represent that the Class B Common Stock is being acquired for investment only and not with a view to their sale or distribution and to make such other representations deemed appropriate by counsel to the Company. Class B Common Stock certificates evidencing unregistered Class B Common Stock acquired upon exercise of Options shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

            The voluntary or involuntary encumbering, transfer or other disposition (including, without limitation, any disposition pursuant to the laws of bankruptcy, insolvency, intestacy, descent and distribution or succession) of the shares of stock evidenced by this certificate is restricted under the terms of a Stockholders Agreement, dated effective as of January 5, 1996, to which the holder of this certificate is a party, a copy of which agreement is on file at the principal office of the Corporation. Upon written request of any stockholder of the Corporation, the Corporation shall furnish, without charge to such stockholder, a copy of such agreement.

            The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under said Act or, in the opinion of counsel

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            reasonably acceptable to the issuer of these securities,
            such offer, sale, transfer, pledge or hypothecation does not violate the provisions thereof or unless sold pursuant to Rule 144 or Rule 144A under said Act.

Section 9.  Term.

     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Class B Common Stock remains available for issuance under Section 4, whichever occurs first.

Section 10. General Provisions.

     (a)    Employment.  Nothing contained in this Plan or any Option shall be
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construed as a contract of employment between the Company and any Key
Individual, or as a right of any Key Individual to be continued in the employment of the Company or as a limitation of the Company's right to discharge any Key Individual with or without cause. Except as expressly provided in this Plan, nothing contained herein or in any Option agreement shall be construed as a term or condition of any Key Individual's employment and, in particular, neither this Plan nor any Option shall confer additional rights or privileges upon any Key Individual over his or her existing terms and conditions of employment nor shall they entitle any Key Individual to additional compensation or damages upon termination of employment.

     (b)    Ownership of Class B Common Stock Allocated to Plan.  No Key
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Individual (individually or as a member of a group), and no beneficiary or other person claiming under or through such Key Individual, shall have any right, title or interest in or to any Class B Common Stock allocated or reserved for purposes of the Plan or subject to any Option except as to shares of Class B Common Stock, if any, as shall have been issued to such Key Individual.

     (c)    Governing Law.  The Plan, and all agreements hereunder, shall be
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construed in accordance with and governed by the laws of the State of Nevada.

     (d)    Withholding of Taxes.  The Company may withhold, or allow an Option
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holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting or other event giving rise to income tax liability with respect to an Option. An Option holder may elect to surrender previously acquired Class B Common Stock or to have the Company withhold Class B Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Option, the number of shares of such withheld or surrendered Class B Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the exercise, vesting or other event giving rise to income tax liability with respect to an Option.

     (e)    Non-transferability; Exceptions.  Except as provided in this Section
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9(c), no Option may be assigned or subjected to any encumbrance, pledge or charge of any nature. Under such rules and procedures as the Board may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to

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such Options, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Board may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any Incentive Stock Option.

Section 11. Amendment or Discontinuance of the Plan.

     (a)    Amendment or Discontinuance.  The Plan may be amended or
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discontinued by the Board from time to time, provided that without the approval of stockholders, no amendment shall be made which (i) amends Section 4 to increase the aggregate Class B Common Stock that may be issued pursuant to Options, (ii) permits any person who is not a Key Individual to be granted an Option, or (iii) amends this Section 11.

     (b)    Effect of Amendment or Discontinuance on Options.  No amendment or
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discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect any Option theretofore granted without the consent of the holder.

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